FOR IMMEDIATE RELEASE              Monday, July 12, 2004

                                   Contact:  Rosemarie Faccone
                                             Susan Jordan
                                             732-577-9996


                MONMOUTH CAPITAL CORPORATION
                  ANNOUNCES NEW ACQUISITION


     Freehold,  NJ,  July 12,  2004.... On  July  12,  2004,
Monmouth Capital Corporation (NASDAQ Small Cap: MONM), a New Jersey corporation, announced the acquisition of a 60,000 square foot industrial building in Richmond, Virginia for a purchase price of approximately $4,100,000. This property is net leased to Carrier Sales & Distribution, LLC for seven years.

     The building was purchased from NP Richmond Realty, LLC, a Georgia limited liability company, which constructed the building for the tenant.

     According to Eugene W. Landy, President of Monmouth Capital Corporation, "This acquisition brings the total number of industrial properties owned by Monmouth Capital to five, and we are confident that it will prove to be a strong addition to our portfolio of properties."

     Monmouth Capital Corporation is a publicly owned real estate investment trust (REIT). MONM has operated as a public company since 1961.


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